EXHIBIT 10.47

STARTEK, INC.

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this “Agreement”) is entered into as of February 13, 2004, by and among Startek, Inc., a Delaware corporation (the “Company”) and the shareholders listed on Exhibit A (a “Shareholder” or the Shareholders”). This Agreement is effective only upon the occurrence of the Effective Date and only if the Effective Date occurs not later than September 30, 2004.

RECITALS

     A. Each Shareholder owns the number of shares of Common Stock of the Company set forth opposite such Shareholder’s name on Exhibit A.

     B. For good and valuable consideration, the receipt of which is acknowledged by the parties, the parties desire to enter into this Agreement in order to grant registration, information rights and other rights to the Shareholders and their permitted assignees as set forth below.

AGREEMENT

SECTION 1. GENERAL.

     1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

          (a) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (1) any Exchange Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, (2) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior to such transaction by virtue of such transaction do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in either case in substantially the same proportion as their ownership of the Company immediately prior to such merger, consolidation or similar transaction; or (3) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the

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Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale, lease, license or other disposition. The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

          (b) “Effective Date” means the closing date for the Pending Offering.

          (c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (d) “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any subsidiary of the Company, (B) any employee benefit plan of the Company or any subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (e) “Holder” means any person, whether a Shareholder or a permitted assignee of a Shareholder, who owns of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.8.

          (f) “Pending Offering” means the offering of Common Stock of the Company that is being conducted for the sale of Common Stock by the Shareholders, the FASSET Trust, and the MASSET Trust pursuant to a registration statement filed with the Commission on or about the date of this Agreement.

          (g) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (h) “Registrable Securities” means (a) Common Stock of the Company that is held as of the date of this Agreement by any Shareholder, and (b) Common Stock which is acquired after the date of this Agreement by any Shareholder or any permitted assignee of any Shareholder under Section 2.8.

          (i) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and are then issued and outstanding.

          (j) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.1 and 2.2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such

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registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          (k) “SEC” or “Commission” means the Securities and Exchange Commission.

          (l) “Securities Act” shall mean the Securities Act of 1933, as amended.

          (m) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

          (n) “Special Registration Statement” shall mean a registration statement or registration (i) relating to any employee benefit plan, (ii) with respect to any corporate reorganization, merger, acquisition, or other transaction under Rule 145 of the Securities Act or registered on Form S-4, including any registration statements related to the issuance or resale of securities issued in such a transaction, or (iii) related to stock issued upon conversion of preferred or debt securities or (iv) for re-sale of stock issued in a PIPE or similar financing.

SECTION 2. REGISTRATION.

     2.1 Demand Registration.

          (a) Subject to the conditions of this Section 2.1, if the Company receives a written request (with the information described in the first sentence of Section 2.1(b)) from the Holders of one-third or more of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least 500,000 shares of Common Stock (as adjusted for stock splits and combinations), or a lesser number if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $2,000,000, then the Company shall, within ten (10) days after the receipt of such request, give written notice (with the information described in the first sentence of Section 2.1(b)) of such request to all Holders, and subject to the limitations of this Section 2.1, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. All Holders who propose to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant to

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this Agreement, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders), but the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c) The Company shall not be required to effect a registration pursuant to this Section 2.1:

               (i) prior to six (6) months from the date of this Agreement;

               (ii) prior to ninety (90) days after the closing of the Pending Offering;

               (iii) after the Company has effected two registrations pursuant to this Section 2.1, such registrations have been declared or ordered effective, and the Initiating Holders were permitted to register such shares as they requested to be registered pursuant to this Section 2.1 without reduction of more than 15% by any underwriter;

               (iv) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of a registration statement filed by the Company for the primary issuance of its own securities (or a Special Registration Statement or pursuant to demand rights granted to other investors under a demand that is exercised on or after the third anniversary of the Effective Date), as long as the Company makes reasonable good faith efforts to cause such registration statement to become effective;

               (v) if within ten (10) business days after receipt of a written request from Initiating Holders pursuant to Section 2.1(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for the issuance of its own securities within ninety (90) days, but the Company may exercise such right to delay a request not more than once in any twelve (12) month period;

               (vi) if the Company determines in good faith that it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time and provides to the Shareholders information which reasonably supports such a determination, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders, but such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

               (vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

The Company may require, as a condition to its obligation to provide information to the Holders concerning the material detriment contemplated in clause (v), that the Holders acknowledge that

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the information provided to them constitutes material, non-public information about the Company and that they agree not to misuse such information.

     2.2 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of Common Stock of the Company (but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder who desires to include in any such registration statement all or any part of the Registrable Securities held by it shall, within thirty (30) days after the above-described notice from the Company, so notify the Company in writing. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth in this Agreement.

          (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. All Holders who propose to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, (i) first, to the Company; (ii) second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by such Holders, except that on and after the third anniversary of the Effective Date, the number of shares shall be allocated in this second level of priority on a pro rata basis based on the total number of Registrable Securities held by such Holders and the total number of shares of Common Stock held by other stockholders who have piggyback registration rights with respect to such shares of Common Stock; and (iii) third, to any stockholder of the Company (other than a Holder and, after the third anniversary of the Effective Date, other than any other stockholders who have piggyback registration rights) on a pro rata basis. Except as provided in clause (ii) above (with respect to registrations under piggyback registration rights held by other stockholders, if any, that are exercised after the third anniversary of the Effective Date), in no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw its Registrable Securities from such registration by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For purposes of this Section 2.2(a) only, for any Holder which is a partnership or corporation, the

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partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3.

     2.3 Expenses of Registration.

          (a) Demand Registrations. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 shall be borne by the parties in accordance with the principle that (i) the Company will bear all costs of compliance with Section 2.1 to the extent that the Company would be required to undertake such actions within the next 12 months in any event (such as the updating or expansion of its disclosure under the Exchange Act) but for a demand for registration under Section 2.1 or to the extent that the Company obtains substantial benefit from such compliance (such as updating of its disclosure to comply with newly-enacted Commission Rules), and (ii) the holders of the securities so registered will bear all costs of compliance to the extent that both the Company would not otherwise have incurred such expense but for a demand for registration under Section 2.1 and such compliance would not provide substantial benefit to the Company. The foregoing allocation shall be determined in good faith by the Company and the holders of a majority of the Registrable Securities that are subject to the registration. The holders of the securities so registered shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1, the request of which has been subsequently withdrawn by the Initiating Holders because the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request. If the offering is withdrawn pursuant to the immediately preceding sentence, then the Holders shall not forfeit their rights pursuant to Section 2.1 to a demand registration.

          (b) Piggyback Registrations. Except as specifically provided in this Agreement, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to any registration under Section 2.2 shall be borne by the Company.

          (c) Selling Expenses. All Selling Expenses incurred in connection with any registration under this Agreement (such as financial printing costs) shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

          (d) General Rule. To the extent that the Holders are required to pay the Registration Expenses under Section 2.1 or Section 2.2, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

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     2.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered under such registration statement, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution under such registration statement, but, at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension under this Agreement, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating to the foregoing. If the Company exercises its right to delay or suspend the filing or effectiveness of a registration under this Agreement, the applicable period during which the registration statement is to remain effective shall be extended by a period equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, but the Company shall not be required in

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connection with, or as a condition to, such registration to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder who participates in such underwriting shall also enter into and perform its obligations under such an agreement in usual and customary form.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Subject to Section 2.4(a) above, the Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

     2.5 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect upon the earlier of (i) the fifth anniversary of the Effective Date, or (ii) when the aggregate number of Registrable Securities is less than 10% of the total number of shares of Common Stock of the Company then outstanding.

     2.6 Delay of Registration; Furnishing Information.

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.2 that the selling Holders furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as is required to effect the registration of their Registrable Securities.

          (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 if, due to the operation of subsection 2.1(a), the number of

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shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.1.

     2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1 or 2.2:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect to such matters) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect to such matters) arise out of or

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are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained in such registration statement or any amendments or supplements to such registration statement, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation, but the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, and in no event shall any indemnity under this Section 2.7 exceed the proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense with counsel mutually satisfactory to the parties, but an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the failure so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

          (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to in this Agreement, the indemnifying party, in lieu of indemnifying such indemnified party under this Agreement, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault and relative benefit of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of

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law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, but in no event shall any contribution by a Holder under this Agreement exceed the proceeds from the offering received by such Holder.

          (e) The obligations of the Company and Holders under this Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, of a Holder, (b) is a Holder’s estate or guardian, family member or a trust for the benefit of an individual Holder or family member of such Holder, or (c) is an entity affiliated by common control (or other related entity) with such Holder, but, in any such event, as a condition to the effectiveness of such assignment, (i) the transferor (or the transferor’s estate or guardian, in the event of the death of a Holder) shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.9 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow any such holder or prospective holder to exercise any demand registration rights or piggyback registration rights prior to the third anniversary of this Agreement, if any such rights would conflict with the registration rights granted to the Holders under this Agreement, it being the intention of the parties that the Shareholders shall have senior demand registration rights and senior piggyback registration rights through the third anniversary of the Effective Date. Without limiting the foregoing, if the Company grants registration rights to any person other than the Shareholders and such person can demand registration or utilize piggyback registration rights prior to the third anniversary of this Agreement, then (a) the Company must give at least 30 days’ notice to the Shareholders prior to the effectiveness of any demand registration and if the Shareholders demand registration under Section 2.1 within such 30-day period, then the demand of the other person or persons shall have no effect and the Shareholders may require the Company not to permit any such registration by such other person or persons for a period of 180 days after the registration statement for the Shareholders is effective, and (b) in connection with any demand registration by the Shareholders under Section 2.1, the Company will not permit any other person

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to exercise any piggyback registration rights without the consent of the holders of a majority of the Registrable Securities that are subject to the registration.

     2.10 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act, but this agreement shall apply only if all officers and directors of the Company enter into similar agreements. The obligations described in this Section 2.10 shall not apply to a Special Registration Statement.

     2.11 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.10 or that are necessary to give further effect to this Agreement. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.11 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said ninety (90) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.10 and 2.11. The underwriters of the Company’s stock are intended to be third party beneficiaries of Sections 2.10 and 2.11 and shall have the right, power and authority to enforce the provisions as though they were a party to this Agreement.

     2.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and

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documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

          (d) Expeditiously process a Holder’s request to complete a stock transfer that complies with the requirements of SEC Rule 144.

SECTION 3. COVENANT OF SHAREHOLDERS

     Each of the Shareholders and their permitted assigns (under Section 2.8 above) agrees not to sell, exchange or otherwise dispose of any shares of Common Stock in connection with a Covered Transaction without ensuring that all other stockholders of the Company have a reasonable opportunity to sell, exchange, or otherwise dispose of shares of Common Stock (or the same Proportionate Percentage of shares of Common Stock owned of record by each other stockholder of the Company) at approximately the same time, at the same price (except as provided in the last sentence of this Section 3), and on substantially the same terms as apply to the Shareholders in connection with the Covered Transaction. A “Covered Transaction” means (a) a transaction in which a Change in Control of the Company occurs during the term of this Agreement by merger, share exchange, stock sale, or tender offer, or (b) a 15% Sale. The term “Covered Transaction” does not include, and the foregoing restrictions do not apply to, any sale of shares of Common Stock (1) in a transaction by any of the Shareholders under Rule 144 of the Commission, (2) in a transaction pursuant to any sale on the New York Stock Exchange (or any other national securities exchange on which the Common Stock is listed), (3) any sale, exchange, or other disposition of Common Stock other than to a single Exchange Act Person pursuant to a registration statement filed with the Commission, provided, that this clause (3) shall not limit, or be interpreted to limit, any sale, exchange or other disposition permitted by clause (5) below or any other clause in this sentence, (4) any sale, exchange, or other disposition to or with any family member of any Shareholder or any affiliate of any Shareholder, or (5) any sale, exchange, or other disposition to or with any institutional investor, such as a mutual fund, in the ordinary course of such institutional investor’s business, provided that the exceptions described in (1) and (2) above shall only apply to open market transactions. The term “15% Sale” means (i) a sale, exchange, or other disposition of shares of Common Stock, (ii) other than in connection with a Change of Control, (iii) which occurs in a single transaction or in a series of related transactions, (iv) over any 24-month period (the first day of which occurs after the Effective Date), (v) by the Shareholders and/or their permitted assigns (under Section 2.8 above) individually or as a group, (vi) of Common Stock representing 15 percent or more of the outstanding shares of Common Stock of the Company (measured on the date of the sale, exchange or other disposition), (vii) to a single Exchange Act Person. “Proportionate Percentage” means the percentage (expressed as a decimal), determined as of the record date of any Covered Transaction or, if there is no record date for such Covered Transaction, the date immediately prior to the closing date of such Covered Transaction, equal to the number of shares of Common Stock being sold, exchanged, or otherwise disposed of by the Shareholders as a group, divided by the aggregate number of shares of Common Stock owned by the Shareholders as a group. If a series of related transactions is deemed to be a 15% Sale, the price per share of Common Stock applicable to the transaction that causes such series to be a 15% Sale (i.e., the first transaction that causes the series of related transactions to become a 15% Sale) will be the price per share that is applicable to sales, exchanges, or other dispositions of shares of Common Stock by the other stockholders of the

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Company as required by the first sentence of this Section 3, provided that such price is not established to intentionally avoid the intent of this Section 3.

SECTION 4. MISCELLANEOUS.

     4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Delaware. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Denver, Colorado.

     4.2 Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions shall inure to the benefit of, and be binding upon, the parties to this Agreement and their respective successors, permitted assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who is a holder of Registrable Securities from time to time, but, prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     4.3 Entire Agreement. This Agreement (including the Exhibits and Schedules to this Agreement) constitutes the full and entire understanding and agreement between the parties with regard to the subjects, and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth in this Agreement. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

     4.4 Severability. If one or more of the provisions of this Agreement, for any reason, is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

     4.5 Amendment and Waiver.

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding.

          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of at least a majority of the Registrable Securities then outstanding.

          (c) For the purposes of determining the number of Holders entitled to vote or exercise any rights under this Agreement, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

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     4.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

     4.7 Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement to any party will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or delivered by courier or, if receipt is confirmed, delivery by telecopier:

To the Company:	StarTek, Inc.
100 Garfield Street
Denver, Colorado 80206
Attention: President
Telecopy: (303) 388-9970

With a copy (which will not constitute notice) to:

Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
Attention: Blair L. Lockwood
Telecopy: (303) 607-3600

To AES:	A. Emmet Stephenson, Jr.
100 Garfield Street
Denver, Colorado 80206
Telecopy: (303) 568-7873

With a copy (which will not constitute notice) to:

Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, Colorado 80202
Attention: James F. Wood
Telecopy: (303) 298-0940

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been given on the date of delivery which in the case of deliveries by telecopier will be the date of the

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sender’s confirmation (or, if delivered after business hours, on the next business day in Denver, Colorado).

     4.8 Attorneys’ Fees. If any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     4.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     4.11 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     4.12 Pronouns. All pronouns contained in this Agreement, and any variations t, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties to this Agreement may require.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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COMPANY:	SHAREHOLDERS:

STARTEK, INC.	MASSET Trust

Signature:

Pamela S. Oliver, Trustee

Name: William E. Meade, Jr.

Title: President and Chief Executive Officer	FASSET Trust

By: Pamela S. Oliver, Trustee

A. Emmet Stephenson, Jr.

Toni E. Stephenson

EXHIBIT A

SCHEDULE OF SHAREHOLDERS

Number of Shares
A. Emmet Stephenson, Jr.	3,350,882
Toni E. Stephenson	3,313,882
MASSET Trust	993,462
FASSET Trust	993,462